UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2024

PISMO COAST VILLAGE INC
(Exact name of registrant as specified in its charter)

California	0-8463	95-2990441
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 South Dolliver Street
 Pismo Beach, California, United States 93449
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (805) 773-5649

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 18, 2024, the Company and Charles Amian entered into an employment agreement whereby Mr. Amian accepted the position of General Manager of the resort ("Employment Agreement").

Charles Amian, age 58, currently serves as the Interim General Manager of PCV and has been an integral part of PCV since June 1984, starting in the Maintenance Department. Before his appointment as Interim General Manager in February 2024, Mr. Amian served as Senior Operations Manager for PCV since November 2022, and as PCV's Operations Manager since 1995. Mr. Amian is a lifetime-designated Certified Park Operator and has been actively involved in the RV parks and campgrounds industry. He served two terms as Board President of the California Association of RV Parks and Campgrounds (CalARVC) and currently serves as Vice Chair of the National Association of RV Parks and Campgrounds (ARVC).

The Employment Agreement provides that Mr. Amian will be paid a base salary of $180,000 annually, and an incentive bonus at the direction and convenience of the Company's Board of Directors based on year-end fiscal performance each year.

A copy of the Employment Agreement relating to this Item 5.02 Form 8-K is furnished as Exhibit 10.1. to this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

10.1	Employment Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PISMO COAST VILLAGE, INC.

Date: May 23, 2024

/s/ GARY WILLEMS

Gary Willems

V.P. Secretary